UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 17, 2006

MEDICAL SOLUTIONS MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Nevada	000-13858	86-0214815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Cedar Hill Street

Marlboro, MA 01752

(Address of principal executive offices) (Zip Code)

(508) 597-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) Effective as of November 17, 2006, E.J. McLean resigned as controller of Medical Solutions Management Inc. (the “Company”). Upon his resignation, the Company and Mr. McLean entered into a Separation Agreement, which provided for, among other items, the grant of an option to Mr. McLean to purchase 25,000 shares of the Company’s common stock at an exercise price of $0.01 per share, exercisable for ninety days after November 17, 2006. The Option Agreement and Employment Agreement previously entered into by Mr. McLean and the Company or its subsidiaries were terminated upon his resignation. As a result of the termination of the Option Agreement and Employment Agreement, Mr. McLean no longer has any right to purchase shares of the Company’s common stock under these agreements or otherwise (except as provided in the Separation Agreement as set forth above).

(c) On November 20, 2006, the Company appointed Kenneth Fischer as Vice President of Finance and Chief Financial Officer of the Company. From January 2004 until joining the Company, Mr. Fischer acted as an independent consultant providing financial advisory services to start-ups, a foreign-based company with U.S. operations, and a not-for profit research institution. From January 2003 to January 2004, Mr. Fischer was the Chief Executive Officer of the North American operations for Lurgi Lentjes, AG, which provides engineering and construction for the electric utility industry. Prior to this appointment, he spent over ten years with Babcock Borsig Capital Corporation (f/k/a Deutsche Babcock), a German based U.S. financial services holding company, as President and Chief Executive Officer and Vice President, Finance and Treasurer.

The Employment Agreement between the Company and Mr. Fischer provides that he is an employee at will, with a starting base salary of $125,000 which increases as the Company’s revenue increases. The Company will grant Mr. Fischer an option to purchase 200,000 shares of Company’s common stock as soon as reasonably practicable. Mr. Fischer will also receive a car allowance of $500 per month and he is eligible to participate in a bonus plan. Upon involuntarily termination of Mr. Fischer’s employment by the Company, Mr. Fischer will be entitled to receive twelve months of his base salary and medical insurance.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Separation Agreement dated as of October 30, 2006 between E.J. McLean and Medical Solutions Management Inc.

10.2	Employment Agreement dated as of November 8, 2006 between Kenneth Fischer and Medical Solutions Management Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2006

MEDICAL SOLUTIONS MANAGEMENT INC.

By:	/s/ Brian Lesperance
Name:	Brian Lesperance
Title:	President

EXHIBIT INDEX

Exhibit	Description
10.1	Separation Agreement dated as of October 30, 2006 between E.J. McLean and Medical Solutions Management Inc.

10.2	Employment Agreement dated as of November 8, 2006 between Kenneth Fischer and Medical Solutions Management Inc.